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                                                                      EXHIBIT 23






                          INDEPENDENT AUDITORS' REPORT



We consent to the incorporation by reference in these Registration Statements of The Company Doctor on Forms S-3, (333-21705 and 333-30977) and S-8 of our report dated August 8, 1997 appearing in the annual report on Form 10-KSB of The Company Doctor and Subsidiaries for the year ended June 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of these Registration Statements.


                                        Ehrhardt Keefe Steiner & Hottman PC
September 29, 1997
Denver, Colorado